Legg Mason Partners
Income Trust:
Legg Mason Partners Short
Duration Municipal Income Fund




MANAGEMENT
AGREEMENT
Legg Mason Partners Fund
Advisor, LLC

     This MANAGEMENT
AGREEMENT (Agreement) is made
this 13th day of April, 2007, by and
between Legg Mason Partners
Income Trust (the Trust) and Legg
Mason Partners Fund Advisor, LLC,
a Delaware limited liability company
(the Manager).

     WHEREAS, the Trust is a
Maryland business trust registered as
a management investment company
under the Investment Company Act
of 1940, as amended (the 1940 Act);

     WHEREAS, the Manager is
engaged primarily in rendering
investment advisory, management
and administrative services and is
registered as an investment adviser
under the Investment Advisers Act
of 1940, as amended;

     WHEREAS, the Trust wishes
to retain the Manager to provide
investment advisory, management,
and administrative services to the
Trust with respect to the series of the
Trust designated in Schedule A
annexed hereto (the Fund); and

     WHEREAS, the Manager is
willing to furnish such services on
the terms and conditions
hereinafter set forth;

     NOW THEREFORE, in
consideration of the promises and
mutual covenants herein contained, it
is agreed as follows:

      1.	The Trust hereby
appoints the Manager to act as
investment adviser and administrator
of the Fund for the period and on the
terms set forth in this Agreement.
The Manager accepts such
appointment and agrees to render the
services herein set forth, for the
compensation herein provided.
      2.	The Fund shall at all
times keep the Manager fully
informed with regard to the
securities owned by it, its funds
available, or to become available, for
investment, and generally as to the
condition of its affairs.  It shall
furnish the Manager with such other
documents and information with
regard to its affairs as the Manager
may from time to time reasonably
request.
      3.	(a)	Subject to the
supervision of the Trusts Board of
Trustees (the Board), the Manager
shall regularly provide the Fund with
investment research, advice,
management and supervision and
shall furnish a continuous investment
program for the Funds portfolio of
securities and other investments
consistent with the Funds investment
objectives, policies and restrictions,
as stated in the Funds current
Prospectus and Statement of
Additional Information.  The
Manager shall determine from time
to time what securities and other
investments will be purchased
(including, as permitted in
accordance with this paragraph,
swap agreements, options and
futures), retained, sold or exchanged
by the Fund and what portion of the
assets of the Funds portfolio will be
held in the various securities and
other investments in which the Fund
invests, and shall implement those
decisions (including the execution of
investment documentation), all
subject to the provisions of the
Trusts Declaration of Trust and By-
Laws (collectively, the Governing
Documents), the 1940 Act, and the
applicable rules and regulations
promulgated thereunder by the
Securities and Exchange
Commission (the SEC) and
interpretive guidance issued
thereunder by the SEC staff and any
other applicable federal and state
law, as well as the investment
objectives, policies and restrictions
of the Fund referred to above, and
any other specific policies adopted
by the Board and disclosed to the
Manager.  The Manager is
authorized as the agent of the Trust
to give instructions to the custodian
of the Fund as to deliveries of
securities and other investments and
payments of cash for the account of
the Fund.  Subject to applicable
provisions of the 1940 Act and
direction from the Board, the
investment program to be provided
hereunder may entail the investment
of all or substantially all of the assets
of the Fund in one or more
investment companies.  The
Manager will place orders pursuant
to its investment determinations for
the Fund either directly with the
issuer or with any broker or dealer,
foreign currency dealer, futures
commission merchant or others
selected by it.  In connection with the
selection of such brokers or dealers
and the placing of such orders,
subject to applicable law, brokers or
dealers may be selected who also
provide brokerage and research
services (as those terms are defined
in Section 28(e) of the Securities
Exchange Act of 1934, as amended
(the Exchange Act)) to the Funds
and/or the other accounts over which
the Manager or its affiliates exercise
investment discretion.  The Manager
is authorized to pay a broker or
dealer who provides such brokerage
and research services a commission
for executing a portfolio transaction
for the Fund which is in excess of the
amount of commission another
broker or dealer would have charged
for effecting that transaction if the
Manager determines in good faith
that such amount of commission is
reasonable in relation to the value of
the brokerage and research services
provided by such broker or dealer.
This determination may be viewed in
terms of either that particular
transaction or the overall
responsibilities which the Manager
and its affiliates have with respect to
accounts over which they exercise
investment discretion.  The Board
may adopt policies and procedures
that modify and restrict the
Managers authority regarding the
execution of the Funds portfolio
transactions provided herein.  The
Manager shall also provide advice
and recommendations with respect to
other aspects of the business and
affairs of the Fund, shall exercise
voting rights, rights to consent to
corporate action and any other rights
pertaining to the Funds portfolio
securities subject to such direction as
the Board may provide, and shall
perform such other functions of
investment management and
supervision as may be directed by
the Board.  The Manager may
execute on behalf of the Fund certain
agreements, instruments and
documents in connection with the
services performed by it under this
Agreement.  These may include,
without limitation, brokerage
agreements, clearing agreements,
account documentation, futures and
option agreements, swap agreements,
other investment related agreements,
and any other agreements,
documents or instruments the
Manager believes are appropriate or
desirable in performing its duties
under this Agreement.
	(b)	Subject to the
direction and control of the Board,
the Manager shall perform such
administrative and management
services as may from time to time be
reasonably requested by the Fund as
necessary for the operation of the
Fund, such as (i) supervising the
overall administration of the Fund,
including negotiation of contracts
and fees with and the monitoring of
performance and billings of the
Funds transfer agent, shareholder
servicing agents, custodian and other
independent contractors or agents,
(ii) providing certain compliance,
fund accounting, regulatory
reporting, and tax reporting services,
(iii) preparing or participating in the
preparation of Board materials,
registration statements, proxy
statements and reports and other
communications to shareholders, (iv)
maintaining the Funds existence, and
(v) during such times as shares are
publicly offered, maintaining the
registration and qualification of the
Funds shares under federal and state
laws.  Notwithstanding the
foregoing, the Manager shall not be
deemed to have assumed any duties
with respect to, and shall not be
responsible for, the distribution of
the shares of any Fund, nor shall the
Manager be deemed to have assumed
or have any responsibility with
respect to functions specifically
assumed by any transfer agent, fund
accounting agent, custodian,
shareholder servicing agent or other
agent, in each case employed by the
Fund to perform such functions.
	(c)	The Fund hereby
authorizes any entity or person
associated with the Manager which
is a member of a national securities
exchange to effect any transaction on
the exchange for the account of the
Fund which is permitted by Section
11(a) of the Exchange Act and Rule
11a2-2(T) thereunder, and the Fund
hereby consents to the retention of
compensation for such transactions
in accordance with Rule 11a2-
2(T)(a)(2)(iv).  Notwithstanding the
foregoing, the Manager agrees that it
will not deal with itself, or with
members of the Board or any
principal underwriter of the Fund, as
principals or agents in making
purchases or sales of securities or
other property for the account of the
Fund, nor will it purchase any
securities from an underwriting or
selling group in which the Manager
or its affiliates is participating, or
arrange for purchases and sales of
securities between the Fund and
another account advised by the
Manager or its affiliates, except in
each case as permitted by the 1940
Act and in accordance with such
policies and procedures as may be
adopted by the Fund from time to
time, and will comply with all other
provisions of the Governing
Documents and the Funds then-
current Prospectus and Statement of
Additional Information relative to
the Manager and its directors and
officers.

      4.	Subject to the Boards
approval, the Manager or the Fund
may enter into contracts with one or
more investment subadvisers or
subadministrators, including without
limitation, affiliates of the Manager,
in which the Manager delegates to
such investment subadvisers or
subadministrators any or all its duties
specified hereunder, on such terms as
the Manager will determine to be
necessary, desirable or appropriate,
provided that in each case the
Manager shall supervise the
activities of each such subadviser or
subadministrator and further
provided that such contracts impose
on any investment subadviser or
subadministrator bound thereby all
the conditions to which the Manager
is subject hereunder and that such
contracts are entered into in
accordance with and meet all
applicable requirements of the 1940
Act.
      5.	(a)	The Manager,
at its expense, shall supply the Board
and officers of the Trust with all
information and reports reasonably
required by them and reasonably
available to the Manager and shall
furnish the Fund with office
facilities, including space, furniture
and equipment and all personnel
reasonably necessary for the
operation of the Fund.  The Manager
shall oversee the maintenance of all
books and records with respect to the
Funds securities transactions and the
keeping of the Funds books of
account in accordance with all
applicable federal and state laws and
regulations.  In compliance with the
requirements of Rule 31a-3 under the
1940 Act, the Manager hereby agrees
that any records that it maintains for
the Fund are the property of the
Fund, and further agrees to surrender
promptly to the Fund any of such
records upon the Funds request.  The
Manager further agrees to arrange
for the preservation of the records
required to be maintained by Rule
31a-1 under the 1940 Act for the
periods prescribed by Rule 31a-2
under the 1940 Act.  The Manager
shall authorize and permit any of its
directors, officers and employees,
who may be elected as Board
members or officers of the Fund, to
serve in the capacities in which they
are elected.


	(b)	The Manager shall
bear all expenses, and shall furnish
all necessary services, facilities and
personnel, in connection with its
responsibilities under this
Agreement.  Other than as herein
specifically indicated, the Manager
shall not be responsible for the Funds
expenses, including, without
limitation, advisory fees; distribution
fees; interest; taxes; governmental
fees; voluntary assessments and
other expenses incurred in
connection with membership in
investment company organizations;
organization costs of the Fund; the
cost (including brokerage
commissions, transaction fees or
charges, if any) in connection with
the purchase or sale of the Funds
securities and other investments and
any losses in connection therewith;
fees and expenses of custodians,
transfer agents, registrars,
independent pricing vendors or other
agents; legal expenses; loan
commitment fees; expenses relating
to share certificates; expenses
relating to the issuing and
redemption or repurchase of the
Funds shares and servicing
shareholder accounts; expenses of
registering and qualifying the Funds
shares for sale under applicable
federal and state law; expenses of
preparing, setting in print, printing
and distributing prospectuses and
statements of additional information
and any supplements thereto, reports,
proxy statements, notices and
dividends to the Funds shareholders;
costs of stationery; website costs;
costs of meetings of the Board or any
committee thereof, meetings of
shareholders and other meetings of
the Fund; Board fees; audit fees;
travel expenses of officers, members
of the Board and employees of the
Fund, if any; and the Funds pro rata
portion of premiums on any fidelity
bond and other insurance covering
the Fund and its officers, Board
members and employees; litigation
expenses and any non-recurring or
extraordinary expenses as may arise,
including, without limitation, those
relating to actions, suits or
proceedings to which the Fund is a
party and the legal obligation which
the Fund may have to indemnify the
Funds Board members and officers
with respect thereto.
      6.	No member of the
Board, officer or employee of the
Trust or Fund shall receive from the
Trust or Fund any salary or other
compensation as such member of the
Board, officer or employee while he
is at the same time a director, officer,
or employee of the Manager or any
affiliated company of the Manager,
except as the Board may decide.
This paragraph shall not apply to
Board members, executive
committee members, consultants and
other persons who are not regular
members of the Managers or any
affiliated companys staff.
      7.	As compensation for
the services performed and the
facilities furnished and expenses
assumed by the Manager, including
the services of any consultants
retained by the Manager, the Fund
shall pay the Manager, as promptly
as possible after the last day of each
month, a fee, computed daily at an
annual rate set forth opposite the
Funds name on Schedule A annexed
hereto, provided however, that if the
Fund invests all or substantially all
of its assets in another registered
investment company for which the
Manager or an affiliate of the
Manager serves as investment
adviser or investment manager, the
annual fee computed as set forth on
such Schedule A shall be reduced by
the aggregate management fees
allocated to that Fund for the Funds
then-current fiscal year from such
other registered investment
company.  The first payment of the
fee shall be made as promptly as
possible at the end of the month
succeeding the effective date of this
Agreement, and shall constitute a full
payment of the fee due the Manager
for all services prior to that date.  If
this Agreement is terminated as of
any date not the last day of a month,
such fee shall be paid as promptly as
possible after such date of
termination, shall be based on the
average daily net assets of the Fund
in that period from the beginning of
such month to such date of
termination, and shall be that
proportion of such average daily net
assets as the number of business days
in such period bears to the number of
business days in such month.  The
average daily net assets of the Fund
shall in all cases be based only on
business days and be computed as of
the time of the regular close of
business of the New York Stock
Exchange, or such other time as may
be determined by the Board.
   8.	The Manager assumes no
responsibility under this Agreement
other than to render the services
called for hereunder, in good faith,
and shall not be liable for any error
of judgment or mistake of law, or for
any loss arising out of any
investment or for any act or omission
in the execution of securities
transactions for the Fund, provided
that nothing in this Agreement shall
protect the Manager against any
liability to the Fund to which the
Manager would otherwise be subject
by reason of willful misfeasance, bad
faith, or gross negligence in the
performance of its duties or by
reason of its reckless disregard of its
obligations and duties hereunder.  As
used in this Section 8, the term
Manager shall include any affiliates
of the Manager performing services
for the Trust or the Fund
contemplated hereby and the
partners, shareholders, directors,
officers and employees of the
Manager and such affiliates.
   9.	Nothing in this
Agreement shall limit or restrict the
right of any director, officer, or
employee of the Manager who may
also be a Board member, officer, or
employee of the Trust or the Fund, to
engage in any other business or to
devote his time and attention in part
to the management or other aspects
of any other business, whether of a
similar nature or a dissimilar nature,
nor to limit or restrict the right of the
Manager to engage in any other
business or to render services of any
kind, including investment advisory
and management services, to any
other fund, firm, individual or
association.  If the purchase or sale
of securities consistent with the
investment policies of the Fund or
one or more other accounts of the
Manager is considered at or about
the same time, transactions in such
securities will be allocated among
the accounts in a manner deemed
equitable by the Manager.  Such
transactions may be combined, in
accordance with applicable laws and
regulations, and consistent with the
Managers policies and procedures as
presented to the Board from time to
time.
   10.	For the purposes of this
Agreement, the Funds net assets
shall be determined as provided in
the Funds then-current Prospectus
and Statement of Additional
Information and the terms
assignment, interested person, and
majority of the outstanding voting
securities shall have the meanings
given to them by Section 2(a) of the
1940 Act, subject to such exemptions
as may be granted by the SEC by any
rule, regulation or order.
   11.	This Agreement will
become effective with respect to the
Fund on the date set forth opposite
the Funds name on Schedule A
annexed hereto, provided that it shall
have been approved by the Trusts
Board and by the shareholders of the
Fund in accordance with the
requirements of the 1940 Act and,
unless sooner terminated as provided
herein, will continue in effect until
November 30, 2007.  Thereafter, if
not terminated, this Agreement shall
continue in effect with respect to the
Fund, so long as such continuance is
specifically approved at least
annually (i) by the Board or (ii) by a
vote of a majority of the outstanding
voting securities of the Fund,
provided that in either event the
continuance is also approved by a
majority of the Board members who
are not interested persons of any
party to this Agreement, by vote cast
in person at a meeting called for the
purpose of voting on such approval.
   12.	This Agreement is
terminable with respect to the Fund
without penalty by the Board or by
vote of a majority of the outstanding
voting securities of the Fund, in each
case on not more than 60 days nor
less than 30 days written notice to
the Manager, or by the Manager
upon not less than 90 days written
notice to the Fund, and will be
terminated upon the mutual written
consent of the Manager and the
Trust.  This Agreement shall
terminate automatically in the event
of its assignment by the Manager and
shall not be assignable by the Trust
without the consent of the Manager.
   13.	The Manager agrees that
for services rendered to the Fund, or
for any claim by it in connection
with services rendered to the Fund, it
shall look only to assets of the Fund
for satisfaction and that it shall have
no claim against the assets of any
other portfolios of the Trust.  The
undersigned officer of the Trust has
executed this Agreement not
individually, but as an officer under
the Trusts Declaration of Trust and
the obligations of this Agreement are
not binding upon any of the Trustees,
officers or shareholders of the Trust
individually.
   14.	No provision of this
Agreement may be changed, waived,
discharged or terminated orally, but
only by an instrument in writing
signed by the party against which
enforcement of the change, waiver,
discharge or termination is sought,
and no material amendment of the
Agreement shall be effective until
approved, if so required by the 1940
Act, by vote of the holders of a
majority of the Funds outstanding
voting securities.
   15.	This Agreement
embodies the entire agreement and
understanding between the parties
hereto, and supersedes all prior
agreements and understandings
relating to the subject matter hereof.
Should any part of this Agreement be
held or made invalid by a court
decision, statute, rule or otherwise,
the remainder of this Agreement
shall not be affected thereby.  This
Agreement shall be binding on and
shall inure to the benefit of the
parties hereto and their respective
successors.
   16.	This Agreement shall be
construed and the provisions thereof
interpreted under and in accordance
with the laws of the State of New
York.

[signature page to follow]



IN WITNESS WHEREOF, the parties hereto have caused
 this Agreement to be executed
by their officers thereunto duly authorized.
	LEGG MASON PARTNERS INCOME TRUST
By:
Name:
Title:


	LEGG MASON PARTNERS FUND ADVISOR,
LLC
By:
Name:
Title:




Schedule A

Legg Mason Partners Short Duration Municipal Income Fund

Date:

April 13, 2007

Fee:

The following percentage of the Funds average daily net assets: 0.45%


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